GUARANTY OF VALIDITY

THIS GUARANTY OF VALIDITY (the "Guaranty") is entered into as of Dec 19, 2011 (the "Effective Date") by and between **Jeffrey Rosenfeld** ("Guarantor") in favor of **Paragon Financial Group, Inc.**, a Florida corporation ("Purchaser").

Reference is hereby made to that certain Factoring and Security Agreement, dated December 19, 2011, between **Medical Connections, Inc.**, a Florida corporation ("Seller") and Purchaser (the "Factoring Agreement").

1. **Recitals.** This Guaranty is executed and delivered to Purchaser in order to induce Purchaser to either enter into the Factoring Agreement or continue to make advances and effect purchases of accounts from Seller under the Factoring Agreement.

2. **Definitions.** Any capitalized term not otherwise defined in this Guaranty shall have the meaning given to the term in the Factoring Agreement.

3. **Indemnity/Guaranty.** Guarantor unconditionally guaranties to Purchaser that:

3.1 Guarantor has personally reviewed and will hereafter personally review each of the financial statements provided by the Seller to Purchaser under the Factoring Agreement and that such financial statements (including, without limitation, the related schedules and notes thereto, if any) at the time same are so provided to Purchaser: (i) include or will include, as the case may be, the operations and financial position of Seller; (ii) are or will be, as the case may be, true, correct and complete in all material respects; (iii) are or will be, as the case may be, in accordance with the books and records of the Seller; and (iv) present or, will present, as the case may be, fairly the financial position and results of operations of the Seller as at the dates and for the periods indicated;

3.2 as to each Account of the Seller, whether or not Purchaser purchases such Accounts under the Factoring Agreement, at the time of the creation of each such Account and prior to Seller's issuance of an invoice to its customer and Purchaser, there exists no fact which would call into question the bona fides of the Account, the underlying sale of goods or rendering of services or the ability to collect such Accounts in accordance with the express terms of such invoices relating to all such Accounts;

3.3 Guarantor has personally reviewed and will hereafter personally review any and all other documents, certificates, exhibits, schedules, instruments or statements and other written information delivered by Seller to Purchaser under the Factoring Agreement and that such other documents, certificates, exhibits, schedules, instruments or statements and other written information at the time of such delivery do not and will not, as the case may be, contain any untrue statement or omit to state a fact necessary in order to make the statements contained therein not misleading in the context in which made;

3.4 the representations and covenants contained in Sections 11 and 12 of the Factoring Agreement are and, in each instance that Seller delivers Accounts to Purchaser for sale, will be true and correct; and

3.5 no payment received by Purchaser will be subject to any form of a repayment or may be avoided, for example, any form of an avoidance claim under sections 547, 548, 549 or 550 of the United States Bankruptcy Code of as may be authorized under state law.

4. Guarantor agrees to indemnify and further agrees to hold Purchaser harmless against and guarantees to Purchaser all losses incurred or expenses paid by Purchaser to the extent that such losses or expenses are the result of a breach of the provisions set forth in sections 3.1, 3.2, 3.3, 3.4 and 3.5 above (collectively the "Guarantied Obligations").

5. **Purchaser's Direct Rights.**

5.1 **Guaranty of Payment.** This is a guaranty of payment and performance and is not a guaranty of collection.

5.2 **Direct Rights Against Guarantor.** Purchaser may enforce its rights under this Guaranty without first seeking to obtain payment or performance from or without resorting to: (i) Seller; (ii) any other guarantor; (iii) any Collateral Purchaser may hold for the Guarantied Obligations;

or (iv) any other remedy or right that Purchaser may have.

5.3 **Seller's Bankruptcy.** Upon the occurrence of an Event of Default (as defined in the Factoring Agreement), Purchaser may immediately pursue its rights under this Guaranty, even though Purchaser may be stayed from accelerating or collecting the Guarantied Obligations from Seller regardless if Purchaser elects to continue to make advances to Seller as a Debtor-In-Possession.

5.4 **Waiver of Priority of Collection.** Guarantor waives any rights Guarantor may have to require Purchaser to proceed against the Seller or to pursue any other remedy in Purchaser's power which Guarantor cannot pursue which would lighten Guarantor's burden. In addition, Guarantor waives Guarantor's right to benefit from every security which now or hereafter exists for the performance of the Guarantied Obligations or for the performance of any other guarantor's obligations owing to Purchaser. If Purchaser decides to proceed first to exercise any other remedy or right, or to proceed against another person or any collateral, Purchaser retains all of Purchaser's rights under this Guaranty.

6. *Intentionally omitted*

7. **Guarantor's Additional Waivers.** Guarantor waives any right Guarantor may have to require any of the following acts: demand; presentment; diligence; protest; notice of dishonor; and any other notice to which Guarantor may be entitled. Guarantor acknowledges that there are no conditions precedent to the effectiveness of this Guaranty, and although Purchaser has the right to acknowledge acceptance of this Guaranty, Guarantor's obligations under this Guaranty shall become immediately enforceable without such acceptance.

8. **No Release of Guarantor.** Purchaser may do or suffer any of the following, by action or inaction, without releasing or exonerating Guarantor from any of the Guarantied Obligations under this Guaranty and without notifying Guarantor of any of the following: (i) renew, extend, rearrange, alter, impair, suspend or otherwise modify the Factoring Agreement, any of the Guarantied Obligations or any of the rights or remedies of Purchaser under the Factoring Agreement; (ii) release Seller or any other guarantor from any of the Guarantied Obligations; (iii) sell, release, subordinate, impair, suspend, waive or otherwise fail to obtain, perfect or realize upon (or continue the perfection of) a security interest in any Collateral for any of the Guarantied Obligations, this Guaranty or any other guaranty of the Guarantied Obligations; (iv) exercise Purchaser's rights in any Collateral for any of the Guarantied Obligations, this Guaranty or any other guaranty of the Guarantied Obligations in any order that Purchaser may elect in its sole discretion; (v) advance additional funds to or for the benefit of Seller; (vi) foreclose on any Collateral for the Guarantied Obligations, or any portion thereof or a guaranty of the Guarantied Obligations, or any portion thereof, in a manner that diminishes, impairs or precludes the right of Guarantor to enjoy any rights of subrogation against Seller or any other guarantor, or to obtain reimbursement, performance, or indemnification for payment or performance under this Guaranty (in this connection, Guarantor waives any rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a Guarantied Obligation or any other guaranty, has destroyed Guarantor's rights of subrogation and reimbursement against Seller or any other guarantor by operation of law, and in addition, Guaranty waives any defenses arising under Uniform Commercial Code Sections 1-103 and 9-601 *et seq.*; (vii) permit or suffer the impairment of any of the Guarantied Obligations in a case under the Bankruptcy Code by or against Seller; (viii) make an election under Bankruptcy Code Section 1111(b)(2) in a case by or against Seller; (ix) permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364 in a case by or against Seller, (x) permit or suffer the disallowance, avoidance or subordination of any of the Guarantied Obligations or collateral for any of the Guarantied Obligations; (xi) fail to exercise any right or remedy Purchaser may have with respect to the payment or performance of the Factoring Agreement or any of the Guarantied Obligations; or (xii) fail to obtain a guaranty, other assurance of payment, or credit enhancement from any other person.

9. **Waiver of Subrogation, Re-imbursement, Performance and Indemnification.**

9.1 Unless and until the Guarantied Obligations have been indefeasibly repaid in full, Guarantor waives, and shall not seek to exercise any of the following rights that Guarantor may have against Seller, any other guarantor, or any collateral provided by Seller or any other guarantor, for any amounts paid by Guarantor, or acts performed by Guarantor under this Guaranty: (i) all rights that Guarantor may have, until satisfying the Guarantied

Obligations, or any portion thereof, to enforce any remedies which Purchaser then has against Seller and to require any other guarantor to contribute to the amount paid by Guarantor in connection with this Guaranty (including, without limitation, any right of subrogation, whether contractual, under Section 509 of the Bankruptcy Code, other similar insolvency laws or arrangements, or otherwise); (ii) all rights that Guarantor may have to the benefit of any security for the performance of the Guarantied Obligations or the performance by any other guarantor of the Guarantied Obligations; (iii) all rights of reimbursement from Seller for the amounts paid by Guarantor in connection with the Guarantied Obligations (including costs and expenses); (iv) any right to compel Seller to perform the Guarantied Obligations when due; or (v) all rights of indemnification from Seller, any other guarantor or any other third party. Guarantor irrevocably waives and releases Seller from all "claims" (as defined in Section 101(4) of the Bankruptcy Code) to which Guarantor is or would be entitled by virtue of this Guaranty of the Guarantied Obligations or the payment of all or a portion of the Guarantied Obligations by Guarantor pursuant to this Guaranty.

9.2 The provisions of this Section shall remain in full force and effect and Guarantor shall not exercise any of the rights set forth in this Section until the Factoring Agreement has been terminated or expired by its terms and all Guarantied Obligations have been paid in full.

10. **Subordination of Guarantor.**

10.1 **Subordination of Claims.**

10.1.1 All existing and future indebtedness, liabilities, and Obligations of Seller, any other guarantor or any other third party that is also indebted to Guarantor, whether fixed or contingent, matured or unmatured, and liquidated or unliquidated (the "Subordinated Debt") shall be subordinated in right of payment to the payment and performance of the Guarantied Obligations, the obligations of such other guarantor owing to Purchaser, or the obligations of such other third party owing to Purchaser, as appropriate. The subordination shall be irrevocable so long as the Factoring Agreement remains in effect or any of the Guarantied Obligations are outstanding.

11. **Default.** Upon the happening of any of the following events, Purchaser may, without notice to Seller or Guarantor, declare any or all of the Guarantied Obligations immediately due and payable by Guarantor under this Guaranty, and Purchaser shall be entitled to enforce the obligations of Guarantor hereunder: (i) the occurrence of an Event of Default under the Factoring Agreement or a breach of this Guaranty, (ii) any action taken by Guarantor to seek revocation or termination of this Guaranty, (iii) the issuance of any writ of attachment against any of the property of Guarantor where such writ is not dismissed or discharged within twenty (20) days from the date that it was first issued, (iv) the making by Guarantor of any assignment for the benefit of creditors, or a trustee or receiver being appointed for Guarantor or for any property of Guarantor where such trustee or receiver is not dismissed or discharged within twenty (20) calendar days following such appointment, or (v) any proceeding being commenced by or against Guarantor under any bankruptcy, reorganization, adjustment of debt, insolvency, receivership, liquidation or dissolution law or statute and, in the case of such a proceeding being commenced against Guarantor, such proceeding is not dismissed within forty-five (45) days following the commencement date thereof.

12. **Miscellaneous.**

12.1 **Revival of Debt.** Notwithstanding any termination of this Guaranty, Guarantor's obligations under this Guaranty shall be revived in order to include any amount that is returned by Purchaser which was previously paid by Seller or any other guarantor of any of the Guarantied Obligations prior to the effectiveness of such termination because of the application of any provision in the Bankruptcy Code, any fraudulent transfer law, or any law respecting preferences.

12.2 **No Marshaling.** Purchaser has no obligation to marshal any assets in favor of Guarantor, or against or in payment of: (i) any of the Guarantied Obligations, or (ii) any other obligation owed to Purchaser by Guarantor, Seller, or any other person.

12.3 **Fees and Costs.** Guarantor agrees to reimburse Purchaser upon demand for all reasonable attorney's fees, court costs and other expenses incurred by Purchaser in enforcement of this Guaranty. In the event of any dispute between Guarantor and Purchaser under this Guaranty, Purchaser shall be entitled to recover all of its fees and costs incurred in enforcing this Guaranty, including its reasonable attorneys' fees (including without limitation any attorneys' fees incurred in connection with any probate claim, bankruptcy claim and complaint for relief from any stay under the U.S.

Bankruptcy Code or otherwise). Notwithstanding the existence of any law, statute or rule, in any jurisdiction which may provide Guarantor with a right to attorney's fees or costs, Guarantor hereby waives any and all rights to hereafter seek attorney's fees or costs hereunder and Guarantor agrees that Purchaser exclusively shall be entitled to indemnification and recovery of any and all attorney's fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

12.4 **Successors.** This Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors, representatives and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. Purchaser may assign its rights under this Guaranty.

12.5 **Applicable Law.**

12.5.1 The laws of the State of Florida will apply to the interpretation and enforcement of this Guaranty, without regard to Florida's internal laws regarding conflicts of law. The parties agree that all actions or proceedings arising in connection with this Guaranty shall be tried and litigated only in the state or federal courts located in the State of Florida in the location where the Purchaser's chief executive office is located, Palm Beach County, Florida, or in Purchaser's sole and exclusive discretion, in the state and county in which any one or more Guarantor is located. Guarantor waives any right Guarantor may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

12.6 **Integration.** This Guaranty is the entire agreement of Guarantor with respect to the subject matter of this Guaranty.

12.7 **Rights Cumulative.** All of Purchaser's rights under this Guaranty are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or any other right of Purchaser not set forth in this Guaranty.

12.8 **Severability.** If any provision of this Guaranty is unenforceable, or otherwise invalid, the remaining provisions of this Guaranty shall be enforced to the fullest possible extent.

12.9 **Notices.** Any notice given in connection to this Guaranty shall be in writing addressed to the respective party at its address set forth below its signature on the last page of this Guaranty and may be personally served, telecopied or sent by overnight courier service or United States certified mail, postage prepaid. The address for notices may be changed by delivering written notice of such change in accordance with this Paragraph;

12.10 **Joint and Several Liability.** The obligations hereunder of the persons or entities constituting Guarantor under this Guaranty are joint and several.

12.11 **Counterparts.** This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be deemed one and the same agreement.

13. **WAIVER OF JURY TRIAL.** GUARANTOR AND PURCHASER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR IN ANY WAY CONNECTED WITH, INCIDENTAL TO OR RELATING TO THIS GUARANTY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER EXTENDS TO ANY FORM OF COUNTERCLAIM THAT MAY BE ASSERTED BY GUARANTOR.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

____________________, individually

Address: 4800 T-Rex Avenue
Boca Raton, Fl 33434

Fax No. 561-353-2169

Paragon Financial Group, Inc., hereby accepts this Guaranty of Validity.

Paragon Financial Group, Inc.

By: ______________________________
Name: ______________________________
Title: ______________________________
Address: 200 SE 9th Street
Fort Lauderdale, Florida 33316